Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

[***] indicates the redacted confidential portions of this exhibit.

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is made effective and entered into as of November 25, 2025 (the “Effective Date”), by and among Yorkville BW Acquisition Sponsor, LLC, a Florida limited liability company (the “Purchaser”), Blue Water Acquisition Corp. III, a Cayman Islands exempted company, (the “SPAC”), and Blue Water Acquisition III LLC, a Delaware limited liability company (the “Sponsor”) (each a “Party” and, collectively, the “Parties”).

WHEREAS, the SPAC is a special purpose acquisition company that consummated its initial public offering on June 11, 2025, and the SPAC must complete a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”) by June 11, 2027 (unless such date is extended in accordance with the procedures set forth in the SPAC’s Organizational Documents (as defined below));

WHEREAS, as of the date of this Agreement, the SPAC has not completed or announced a Business Combination;

WHEREAS, the Sponsor owns an aggregate of 6,325,000 Class B ordinary shares, par value US$0.0001 per share, of the SPAC (“Class B Ordinary Shares”), and the Sponsor owns 430,000 private placement units (the “Private Units”), with each Private Unit comprised of one Class A ordinary share, par value US$0.0001 per share, of the SPAC (a “Class A Ordinary Share”), and one-half of one warrant, with each whole warrant entitling the holder to purchase one Class A Ordinary Share, at an exercise price of $11.50 per share (a “Private Warrant”), which will become exercisable beginning at the later of 12 months from the closing of the SPAC’s initial public offering and 30 days after the completion of a Business Combination and will expire at 5:00 p.m., New York City time, five years after the consummation of the Business Combination, or earlier upon redemption or liquidation;

WHEREAS, seven institutional investors (the “NMSI”) that are not affiliated with the management of the SPAC have acquired membership interests in the Sponsor, which membership interests reflect indirect interests in a portion of the Acquired Securities (as defined below), as set forth in detail on Schedule I attached hereto;

WHEREAS, the NMSI, by virtue of their ownership of membership interests in the Sponsor, do not currently own any shares or units of the SPAC directly and have no direct equity, voting, or other rights in the SPAC, but are entitled, subject to the terms and conditions of the Sponsor’s limited liability company agreement and applicable transaction documents, to receive distributions of securities of the Company from the Sponsor, typically upon the consummation of the Company’s initial Business Combination, thereby providing the NMSI with a right to receive, but not a current ownership of, such securities;

WHEREAS, in accordance with the terms and conditions of this Agreement, the Purchaser will purchase from the Sponsor (the “Purchase”) 6,325,000 Class B Ordinary Shares and 430,000 Private Units (collectively, the “Acquired Securities”), which Acquired Securities constitutes all shares, ownership rights and other securities of the SPAC held by the Sponsor, for a purchase price of $7,200,000 (the “Purchase Price”) payable to the Sponsor at the closing of the Purchase (the “Closing”);

WHEREAS, following the sale of the Acquired Securities by the Sponsor to the Purchaser, no member of the Sponsor (other than the Purchaser) will have any further rights, claims, or interests in or to the Acquired Securities or any other securities of the SPAC (not including Public Units, Public Shares or Public Warrants (as such terms are defined below)), whether arising under the Sponsor’s limited liability company agreement, any other agreement, or otherwise; and

WHEREAS, the Closing is anticipated to take place on the date that all closing conditions set forth in this Agreement have been satisfied or waived.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.             Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired Securities” has the meaning set forth in the Recitals.

“Action” means any suit, litigation, arbitration, claim, action or proceeding by or before a Governmental Entity or arbitrator of competent jurisdiction.

“Additional SEC Reports” has the meaning set forth in Section 4.7.1.

“Affiliate” in respect of a Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (a) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, sibling, mother-in-law and father-in-law and brothers and sisters-in-law, whether by blood, marriage or adoption or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing and (b) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly, or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by Contract or otherwise).

“Agreement” has the meaning set forth in the Preamble.

“Business Combination” has the meaning set forth in the Recitals.

“Class A Ordinary Shares” has the meaning set forth in the Recitals.

“Class B Ordinary Shares” has the meaning set forth in the Recitals.

“Closing” has the meaning set forth in the Recitals.

“Closing Date” has the meaning set forth in Section 2.2.

“Contract” means, with respect to any Person, any written agreement, contract, lease, license or other commitment, in each case, that is legally binding on such Person.

“Deficient Acquired Securities” has the meaning set forth in Section 8.2.

“Effect” has the meaning set forth in the definition of “Material Adverse Effect”.

“Equity Securities” means, as applicable, (a) any shares, capital stock, membership interests or other share capital, (b) any securities directly or indirectly convertible into or exchangeable for any shares, capital stock, membership interests or other share capital or containing any profit participation features, (c) any rights or options directly or indirectly to subscribe for or to purchase any shares, capital stock, membership interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any shares, capital stock, membership interests, other share capital or securities containing any profit participation features, (d) any share appreciation rights, phantom share rights or other similar rights, or (e) any Equity Securities issued or issuable with respect to the securities referred to in clauses (a) through (d) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“General Enforceability Exceptions” has the meaning set forth in Section 4.2.

“Governmental Entity” means any United States or non-United States (a) federal, national, state, provincial, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Insider Letter” has the meaning set forth in Section 2.1.1.

“Law” means any Cayman Islands or U.S. federal, state, local or non-U.S. statute, law, ordinance, treaty, rule, code, regulation or other binding directive issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Lien” means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or lien. “Lien” shall not be deemed to include any license, option or covenant of, or other contractual obligation with respect to, intellectual property.

“Material Adverse Effect” means any event, change, occurrence, development or condition (each, an “Effect”) that, individually or in the aggregate with all other Effects, has had, or would reasonably be expected to have, a material adverse effect on (a) the business, financial condition or results of operations of the Sponsor or the SPAC, (b) the ability of the Sponsor or the SPAC to consummate the transactions contemplated hereby in accordance with the terms of this Agreement or (c) the ability of the SPAC or the Sponsor to enter into, perform and consummate the transactions contemplated by this Agreement.

“Material SPAC Agreements” has the meaning set forth in Section 4.12.1.

“Nasdaq” means The Nasdaq Stock Market LLC.

“NMSI” has the meaning set forth in the Recitals.

“Order” means any outstanding writ, order, judgment, injunction, settlement, decision, award, ruling, subpoena, verdict or decree entered, issued, made or rendered by any Governmental Entity of competent jurisdiction.

“Organizational Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its legal affairs. For example, with respect to any limited liability company, the certificate or articles of formation and limited liability company agreement or operating agreement of such company; with respect to any corporation, the certificate or articles of incorporation and the bylaws of such corporation; with respect to any general partnership or limited partnership, the certificate of partnership or certificate of limited partnership, as applicable, and the partnership agreement or limited partnership agreement, as applicable, of such general partnership or limited partnership; and with respect to the SPAC, means the certificate of incorporation and amended and restated memorandum and articles of association of the SPAC.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Permits” has the meaning set forth in Section 4.6.2.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Private Units” has the meaning set forth in the Recitals.

“Private Warrants” has the meaning set forth in the Recitals.

“Public Shares” has the meaning set forth in Section 4.3.1.

“Public Units” has the meaning set forth in Section 4.3.1.

“Public Warrants” has the meaning set forth in Section 4.3.1.

“Purchase” has the meaning set forth in the Recitals.

“Purchase Price” has the meaning set forth in the Recitals.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Indemnitees” has the meaning set forth in Section 8.3.

“Representatives” means with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” has the meaning set forth in Section 2.1.1.

“SEC Reports” has the meaning set forth in Section 4.7.1.

“SPAC” has the meaning set forth in the Preamble.

“SPAC Fundamental Representations” means the representations and warranties expressly set forth in Section 4.1 (Incorporation), Section 4.2 (Authorization), Section 4.3 (Capitalization), Section 4.5 (Litigation), Section 4.8 (Absence of Developments), Section 4.9 (Brokers and Finders) and Section 4.13 (Trust Account).

“SPAC Related Party” has the meaning set forth in Section 4.11.

“SPAC Related Party Transaction” has the meaning set forth in Section 4.11.

“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Fundamental Representations” means the representations and warranties expressly set forth in Section 5.1 (Organization), Section 5.2 (Authorization), Section 5.4 (Title to Acquired Securities), Section 5.5 (Entirety of NMSI Interest) and Section 5.7 (Brokers and Finders).

“Tax Returns” means all returns, declarations, reports, forms, estimates, information returns and statements filed or required to be filed in respect of any Taxes with a taxing authority (including any schedules or attachments thereto or amendments thereof).

“Taxes” means all U.S. federal, state, county, local, non-U.S. and other taxes, customs, duties, fees, assessments or other similar governmental charges in the nature of a tax (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes), whether disputed or not, including any amounts imposed as a transferee or successor, by contract or otherwise, and including deficiencies, interest, additions to tax or interest and penalties with respect thereto.

“Terminated Commercial Arrangements” has the meaning set forth in Section 7.4.

“Trust Account” has the meaning set forth in Section 4.13.

“Trust Agreement” has the meaning set forth in Section 4.13.

“Trust Amount” has the meaning set forth in Section 4.13.

“Trustee” has the meaning set forth in Section 4.13.

2.             Purchase and Closing.

2.1           Transfer of Acquired Securities. At the Closing:

2.1.1            The Sponsor shall sell, transfer, deliver, and assign the Acquired Securities to the Purchaser, free and clear of all Liens and encumbrances, other than those contained in the Letter Agreement dated June 9, 2025, by and among the SPAC, the Sponsor, and each of the officers and directors of the Company (the “Insider Letter”) and restrictions imposed by the Securities Act of 1933, as amended (the “Securities Act”), or any applicable U.S. state securities laws and the SPAC shall cause its transfer agent and registered office services provider in the Cayman Islands to record such transfer in its books and records, including the register of members maintained in accordance with the laws of the Cayman Islands.

2.1.2            The Purchaser shall pay the Sponsor the Purchase Price.

2.2           Closing. The Closing shall take place by the electronic exchange of closing deliverables on the date that all conditions set forth in Section 9 have either been satisfied or waived, or on such other date as the Parties agree in writing (the “Closing Date”).

2.3           Closing Deliverables of the SPAC and the Sponsor. The SPAC and the Sponsor shall deliver or cause to be delivered to the Purchaser at or prior to the Closing:

2.3.1            The SPAC’s register of members, and the list of the holders of the Private Units as maintained by the SPAC’s transfer agent, evidencing the Sponsor’s ownership of the Acquired Securities;

2.3.2            Two instruments of transfer from the Sponsor, (1) in the amount of the Class B Ordinary Shares and (2) in the amount of the Sponsor’s Private Units (both subject to the Purchaser or its Affiliates reasonably cooperating with the Sponsor and the SPAC in connection therewith);

2.3.3            Written resignation letters of each of the officers and directors of the SPAC as identified on Schedule II hereto;

2.3.4            Evidence that is reasonably satisfactory to the Purchaser and its counsel that all the SPAC Related Party Transactions and the Terminated Commercial Arrangements have been terminated;

2.3.5            Evidence that is reasonably satisfactory to the Purchaser and its counsel that all outstanding invoices of the SPAC, including those set forth on Exhibit A, have been paid as of the Closing Date;

2.3.6            A copy of the written resolutions of the board of directors of the SPAC accepting the resignations of the outgoing directors and officers with effect immediately on the Closing, appointing the incoming directors and officers selected by the Purchaser as set forth on Schedule III with effect immediately on the Closing, and instructing the SPAC’s registered office services provider in the Cayman Islands to update the SPAC’s register of directors and officers to reflect the respective resignations and appointments and to notify the Registrar of Companies of the Cayman Islands in accordance with Section 55 of the Companies Act (2025 Revision) of the Cayman Islands;

2.3.7            The payment of the outstanding invoices of the SPAC, including those set forth on Exhibit A, as certified by the Chief Executive Officer or Chief Financial Officer of the SPAC;

2.3.8            The fully-executed written waiver provided for by Section 7.8;

2.3.9            Evidence of the transfer of certain Class A units of membership interest in the Sponsor (the “Class A Units”) by the managing member of the Sponsor, Joseph Hernandez (the “Managing Member”), to the Purchaser in exchange for $1,300,000 paid to Joseph Hernandez or his designee; and

2.3.10            A duly executed written amendment to that certain Underwriting Agreement, dated June 9, 2025 (the “Underwriting Agreement”), by and between the SPAC and BTIG, LLC (“BTIG”), acting in its capacity as representative of the underwriters, which amendment provides that effective automatically upon the Closing (a) Section 7.8 (Right of First Refusal) of the Underwriting Agreement is deleted in its entirety and (b) all rights of first refusal of BTIG under the Underwriting Agreement are terminated, with no survival, tail or continuing effect.

2.4            Closing Deliverables of the Purchaser. The Purchaser shall deliver or cause to be delivered to the SPAC and the Sponsor at or prior to the Closing:

2.4.1            Consents to act as directors and officers, as applicable, duly executed by each of the incoming directors and officers selected by the Purchaser as set forth on Schedule III;

2.4.2            An executed joinder agreement to become a party to the Registration Rights Agreement, dated June 9, 2025, among the SPAC, the Sponsor, BTIG and certain security holders of the SPAC; and

2.4.3            An executed side letter agreement with the SPAC in the form attached to this Agreement as Exhibit B and which provides for, among other things, that the Purchaser will vote its shares in favor of the Business Combination and certain transfer restrictions.

3.             Liabilities. The SPAC confirms to the Purchaser that a true and correct (a) copy of its balance sheet as of September 30, 2025 is set forth in the SPAC’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2025 as filed with the SEC on November 14, 2025, and (b) list of all unpaid invoices received by the SPAC as of the date hereof is set forth on Exhibit A to this Agreement. For the avoidance of doubt, any payments, distributions, or other consideration due or payable to the NMSI in connection with the transfer, assignment, or disposition of any securities subject to this Agreement shall be a liability of the Sponsor.

4.             Representations and Warranties of the SPAC. Except as set forth in the SEC Reports filed or furnished by the SPAC prior to the date hereof (excluding any disclosures in such SEC Reports under the headings “Risk Factors” or “Forward-Looking Statements” and other disclosures that are predictive, cautionary or forward looking in nature), the SPAC hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing as follows:

4.1           Incorporation.

4.1.1            The SPAC is duly incorporated, validly existing and in good standing in the Cayman Islands as an exempted company. The SPAC has the requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted, except as would not have a Material Adverse Effect.

4.1.2            The SPAC is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except as would not have a Material Adverse Effect.

4.2            Authorization. The SPAC has all corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation by the SPAC of the transactions contemplated by this Agreement have been duly authorized by the board of directors of the SPAC. This Agreement, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes the valid and binding obligation of the SPAC, enforceable against the SPAC in accordance with its terms, except as such enforceability may be limited by the applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles (the “General Enforceability Exceptions”).

4.3           Capitalization.

4.3.1            The authorized share capital of the SPAC is US$50,000 consisting of (i) 485,000,000 Class A Ordinary Shares, (ii) 10,000,000 Class B Ordinary Shares, and (iii) 5,000,000 preference shares, of which (A) 25,983,000 Class A Ordinary Shares are issued and outstanding as of the date of this Agreement (inclusive of any Class A Ordinary Shares which are a constituent security of the public units (the “Public Units”), where each unit consists of one Class A Ordinary Share (a “Public Share”) and one-half of one redeemable public warrant of the Company (each whole warrant, a “Public Warrant”), and the Private Units, of which 380,000 Private Units are indirectly owned in the aggregate by the NMSI as a result of their interests in the Sponsor), (B) 6,325,000 Class B Ordinary Shares are issued and outstanding as of the date of this Agreement (inclusive of the 3,040,000 Class B Ordinary Shares indirectly owned in the aggregate by the NMSI as a result of their interests in the Sponsor), and (C) no preference shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares (x) have been duly authorized and validly issued and are fully paid and non-assessable, (y) were issued in compliance in all material respects with applicable Law and the Organizational Documents of the SPAC and (z) were not issued in breach or violation of any preemptive rights or Contract. The SPAC has duly authorized and validly issued (D) 12,650,000 Public Warrants (inclusive of any Public Warrants which are a constituent security of the Public Units), that entitle the holder thereof to purchase one Class A Ordinary Share per whole Public Warrant at an exercise price of $11.50 per share on the terms and conditions set forth in the Public Warrant Agreement, and (E) 341,500 Private Warrants (inclusive of any Private Warrants which are a constituent security of the 253,000 Private Units sold to BTIG and the 430,000 Private Units owned by the Sponsor).

4.3.2            Except as set forth in Section 4.3.1, there are (i) no options, warrants, calls, rights, convertible securities or Contracts to which the SPAC is a party or by which the SPAC is bound requiring the SPAC to issue, deliver or sell, or cause to be issued, delivered or sold, additional Equity Securities of the SPAC or requiring the SPAC to grant, extend or enter into any such option, warrant, call or right to acquire any Equity Securities of the SPAC, (ii) no executory Contract requiring the SPAC to repurchase, redeem or otherwise acquire any Equity Securities of the SPAC, (iii) no outstanding debt securities of any kind convertible into or exchangeable or exercisable for Equity Securities of the SPAC, (iv) no preemptive rights or rights of first offer or refusal or similar rights with respect to any Equity Securities of the SPAC and (v) no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of the SPAC.

4.4           Non-Contravention; Governmental Approvals. No notices to, filings with, or authorizations, consents or approvals of any Governmental Entity (other than the Registrar of Companies of the Cayman Islands) are necessary for the execution or delivery by the SPAC of this Agreement or the consummation by the SPAC of the transactions contemplated by this Agreement, except for those that (i) may be required under the Companies Act (2025 Revision) of the Cayman Islands, the Securities Act, the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Nasdaq Marketplace Rules or (ii) would not have a Material Adverse Effect. Neither the execution or delivery by the SPAC of this Agreement nor the consummation by the SPAC of the transactions contemplated by this Agreement will (a) conflict with or result in any breach of any provision of the Organizational Documents of the SPAC, (b) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any Contract to which the SPAC is a party, (c) violate any applicable Order or Law of any Governmental Entity having jurisdiction over the SPAC or (d) except as contemplated by this Agreement, result in the creation of any Lien upon any material assets or properties of the SPAC (other than those arising under applicable securities Laws), except, in the case of any of clauses (b) through (d) above, as would not have a Material Adverse Effect.

4.5           Litigation. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the SPAC, there is no, and since June 11, 2025 there has not been, any Action pending or, to the knowledge of the SPAC, threatened in writing against the SPAC. The SPAC is not subject to or bound by any outstanding Order that is or would reasonably be expected to be, individually or in the aggregate, material to the SPAC.

4.6           Compliance with Laws; Permits; No Defaults.

4.6.1            Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the SPAC, the SPAC is not, and since June 11, 2025 has not been, in non-compliance with any Laws applicable to the SPAC.

4.6.2            Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the SPAC, (i) the SPAC holds all permits, licenses, and authorizations from Governmental Entities necessary to own, lease and operate its properties and conduct its business as currently conducted (collectively, the “Permits”) and (ii) each Permit is valid and in full force and effect either pursuant to its terms or by operation of law and no Governmental Entity has, to the knowledge of the SPAC, commenced an Action to revoke or suspend any Permit that is pending.

4.7           SEC Reports; Financial Statements; Undisclosed Liabilities.

4.7.1            The SPAC has filed or furnished in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC prior to the date of this Agreement (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, reports, schedules, forms, statements and other documents required to be filed or furnished by with the SEC subsequent to the date of this Agreement (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Additional SEC Reports”). None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the Closing Date, then on the date of such subsequent filing) and none of the Additional SEC Reports as of their respective dates (or if amended or superseded by a filing prior to the Closing Date, then on the date of such subsequent filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the SPAC included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, and were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of complete footnotes) in all material respects the financial position of the SPAC as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended. The SPAC does not have any material off-balance sheet arrangements that are not disclosed in the SEC Reports.

4.7.2            The SPAC has no liabilities that would be required by GAAP to be reflected on a consolidated balance sheet of the SPAC, other than liabilities (i) that have arisen since the date of the most recent balance sheet included in the SEC Reports in the ordinary course of business (none of which relates to a breach of Contract, breach of warranty, tort, infringement or violation of applicable Law or Order) or (ii) incurred in connection with the negotiation, preparation or execution of this Agreement, the performance of its covenants or agreements in this Agreement or the consummation of the transactions contemplated hereby or thereby.

4.7.3            The SPAC has no direct or indirect liabilities or obligations for indebtedness for borrowed money.

4.7.4            The SPAC has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the SPAC is made known to the SPAC’s principal executive officers and its principal financial officer. Such disclosure controls and procedures are effective in timely alerting the SPAC’s principal executive officers and principal financial officer to material information required to be included in the SPAC’s financial statements included in the SPAC’s periodic reports required under the Exchange Act.

4.7.5            The SPAC has established and maintains systems of internal accounting controls that are designed to provide reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the SPAC’s assets. The SPAC maintains books and records of the SPAC in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the SPAC in all material respects.

4.7.6            There is no (i) ”significant deficiency” in the internal controls over financial reporting of the SPAC, as defined by the Public Company Accounting Oversight Board (the “PCAOB”), (ii) ”material weakness” in the internal controls over financial reporting of the SPAC, as defined by the PCAOB, or (iii) fraud, whether or not material, that involves management or other employees of the SPAC who have a significant role in the internal controls over financial reporting of the SPAC.

4.8           Absence of Developments. Since the date of the most recent balance sheet included in the SEC Reports, no Material Adverse Effect has occurred. From the date of the most recent balance sheet included in the SEC Reports through the date of this Agreement, except for the negotiation, preparation or execution of this Agreement, the performance by the SPAC of its covenants or agreements set forth in this Agreement or the consummation by the SPAC of the transactions contemplated this Agreement, the SPAC has not:

4.8.1            redeemed, repurchased or repaid any Equity Securities of the SPAC;

4.8.2            (i) made any loans, advances or capital contributions to, or guarantees for the benefit of, or other investment in, any other Person (including, for the avoidance of doubt, any SPAC Related Party), or (ii) canceled or forgiven any debts owed to or material claims held by it (including, for the avoidance of doubt, any debts owed by, or material claims held against, any SPAC Related Party), other than, in the case of clause (i), the reimbursement of expenses of employees or other service providers in the ordinary course of business;

4.8.3            made (i) any material payments to any SPAC Related Party (including pursuant to any SPAC Related Party Transaction), or (ii) any material amendments or modifications to Contracts that constitute SPAC Related Party Transactions;

4.8.4            authorized, recommended, proposed or announced an intention to adopt, or otherwise effected, a dissolution, restructuring, recapitalization, reorganization, petition to wind up or similar transaction involving the SPAC;

4.8.5            adopted any amendments or modifications to the Organizational Documents of the SPAC; and

4.8.6            settled or compromised any Action (i) the performance of which would be reasonably likely to involve any payments by the SPAC in excess of $10,000 after the date of this Agreement, or (ii) that imposes any material, non-monetary obligations on the SPAC after the date of this Agreement.

4.9           Brokers and Finders. The SPAC has not engaged any broker or finder or incurred any liability for any financial advisory fee, brokerage fee, commission or finder’s fee, in each case, in connection with this Agreement or the transactions contemplated hereby.

4.10         Taxes. The SPAC has (a) timely filed all income and other material Tax Returns required to have been filed by it (taking into account any validly obtained extensions) and all such Tax Returns are true, correct and complete in all material respects, (b) timely paid all income and other material Taxes due and payable by it, and (c) complied in all material respects with all applicable Laws relating to the withholding of Taxes and timely collected or withheld and paid over to the proper Governmental Entity all material amounts required to be so collected or withheld and paid over by it. The SPAC is not the subject of any current Action with regard to any Taxes, and there are no Liens for Taxes upon the assets of the SPAC (other than Liens for Taxes not yet due and payable).

4.11         Related Party Transactions. Except as set forth in the SEC Reports, no officer, member of the board of directors (or similar governing body) or Affiliate of the SPAC or, to the knowledge of the SPAC, any immediate family member of the foregoing, (a) has any material outstanding indebtedness for borrowed money to the SPAC (other than in connection with ordinary course expense advances and similar arrangements), (b) owns any material property or asset used in the businesses of the SPAC or (c) is party to any executory Contract or transaction with the SPAC under which the SPAC has any continuing obligations (other than those pursuant to an ordinary course employment or similar agreements or arrangements or any grant, award or similar agreement relating to the terms of any Equity Securities of the SPAC) (any of the foregoing, a “SPAC Related Party Transaction” and each such Person referred to in this Section 4.11, a “SPAC Related Party”).

4.12         Material SPAC Contracts. Except for the Contracts that constitute SPAC Related Party Transactions described in the SEC Reports, as of the date of this Agreement, the SPAC is not a party or bound by any of the following types of Contracts (excluding this Agreement and any agreement under which no obligations of the SPAC remain outstanding) (such Contracts, collectively, the “Material SPAC Agreements”):

4.12.1          all Contracts containing (A) a covenant that prohibits in any material respect the ability of the SPAC from engaging in any line of business or competing with any non-affiliated Person or (B) exclusivity, “most favored nation” or similar provisions in favor of any non-affiliated Person;

4.12.2          all Contracts that govern any partnership or joint venture arrangement with any Person;

4.12.3          all Contracts that relate to the future disposition or acquisition of material assets or properties by the SPAC, except for any Contract related to the transactions contemplated hereby (other than non-disclosure agreements entered into in the ordinary course of business which do not contain exclusivity or other similar provisions);

4.12.4          any Contract under which the SPAC is lessee of or holds or operates, in each case, any tangible property (other than real property) owned by any other Person;

4.12.5          any Contracts with any directors, officers, employees or other consultants or individual service providers of the SPAC;

4.12.6          all Contracts pursuant to which the SPAC has incurred as of the date of this Agreement, or may incur pursuant to the express terms thereof, indebtedness for borrowed money;

4.12.7          any settlement, conciliation or similar Contract (A) the performance of which would involve any payments by the SPAC after the date of this Agreement or (B) that imposes any material, non-monetary obligations on the SPAC after the date of this Agreement;

4.12.8          all Contracts that constitute SPAC Related Party Transactions; and

4.12.9          any other Contract the performance of which requires annual payments to or from the SPAC and that is not terminable without penalty or payment upon less than thirty (30) days’ prior written notice by the SPAC.

Each of the Material SPAC Agreements is in full force and effect and constitutes a valid, binding and enforceable obligation of the SPAC party thereto and, to the knowledge of the SPAC, the other parties thereto (in each case, subject to General Enforceability Exceptions), (ii) the SPAC has not received written notice that it is or is alleged to be in breach of or default under any Material SPAC Agreement, and (iii) the SPAC has not received written notice that any counterparty is in breach of or default under any Material SPAC Agreement, except, in the case of any of clauses (i) through (iii) above, as is not and would not reasonably be expected to be, individually or in the aggregate, material to the SPAC.

4.13            Trust Account. As of the date hereof, the SPAC has at least Two hundred fifty-seven million, one hundred sixty-four thousand, seven hundred eighty-two dollars and thirty-six cents ($257,164,782.36) (the “Trust Amount”) in the trust account established by the SPAC (the “Trust Account”) pursuant to that certain Investment Management Trust Agreement, dated as of June 9, 2025 (the “Trust Agreement”), by and between the SPAC and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”), with such funds invested in United States government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 or are held in one or more demand deposit accounts, and held in trust by the Trustee pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of the SPAC, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect by the SPAC or the Trustee, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated by the SPAC. The SPAC is not a party to or bound by any side letters with respect to the Trust Agreement or (except for the Trust Agreement) any Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (a) cause the description of the Trust Agreement in the forms, reports, schedules, registration statements and other documents filed by the SPAC with the SEC, including all amendments, modifications and supplements thereto to be inaccurate in any material respect or (b) explicitly by their terms, entitle any person (other than (i) the SPAC shareholders and unit holders who shall have exercised their rights to redeem their Class A Ordinary Shares, (ii) the underwriters of the SPAC’s initial public offering, who are entitled to the Deferred Discount (as such term is defined in the Trust Agreement) and (iii) the SPAC, with respect to income earned on the proceeds in the Trust Account to cover any of its income tax obligations and up to one hundred thousand ($100,000) of interest on such proceeds to pay dissolution expenses), to any portion of the proceeds in the Trust Account. Since June 11, 2025, the SPAC has not released any money from the Trust Account, except in accordance with the Trust Agreement and Organizational Documents of the SPAC. There are no Actions (or to the knowledge of the SPAC, investigations) pending or, to the knowledge of the SPAC, threatened with respect to the Trust Account.

4.14         EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE PURCHASER OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA, IF ANY), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS SECTION 4 (IN THE CASE OF THE SPAC) OR SECTION 5 (IN THE CASE OF THE SPONSOR), NONE OF THE SPAC, THE SPONSOR OR ANY OTHER PERSON MAKES, AND EACH OF THE SPAC AND THE SPONSOR EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH OR OTHERWISE RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

5.             Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing as follows:

5.1           Organization.

5.1.1            The Sponsor is a limited liability company duly formed, validly existing and in good standing under the Laws of its jurisdiction of formation. The Sponsor has the requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as presently conducted, except as would not have a Material Adverse Effect.

5.1.2            The Sponsor is duly organized, qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except as would not have a Material Adverse Effect.

5.2           Authorization. The Sponsor has all limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation by the Sponsor of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company action on the part of the Sponsor. This Agreement, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes the valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by the General Enforceability Exceptions.

5.3           Non-Contravention; Governmental Approvals. No notices to, filings with, or authorizations, consents or approvals of any Governmental Entity are necessary for the execution or delivery by the Sponsor of this Agreement or the consummation by the Sponsor of the transactions contemplated by this Agreement, except for those that would not have a Material Adverse Effect. Neither the execution by the Sponsor of this Agreement nor the consummation by the Sponsor of the transactions contemplated by this Agreement will (a) conflict with or result in any breach of any provision of the Organizational Documents of the Sponsor, (b) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any Contract to which the Sponsor is a party, (c) violate any applicable Order or Law of any Governmental Entity having jurisdiction over the Sponsor or (d) except as contemplated by this Agreement, result in the creation of any Lien upon any material assets or properties of the Sponsor (other than those arising under applicable securities Laws), except, in the case of any of clauses (b) through (d) above, as would not have a Material Adverse Effect. Consummation by the Sponsor of the transactions contemplated by this Agreement, including the sale of the Acquired Securities, will not violate or otherwise impair any rights, contractual or otherwise, of the NMSI, and the NMSI have no right to approve the transactions contemplated by this Agreement.

5.4           Title to Acquired Securities. The Sponsor is the sole legal, record and beneficial owner and holder of the Acquired Securities and has good and valid title to the Acquired Securities free and clear of all Liens and encumbrances, other than those restrictions imposed by the Insider Letter, the Securities Act or any applicable U.S. state securities laws. No Liens or encumbrances exist in favor of the NMSI with respect to the Acquired Securities, and following the sale of the Acquired Securities by the Sponsor to the Purchaser, the NMSI will have no further rights, claims, or interests in or to the Acquired Securities or any other securities of the SPAC (not including Public Units, Public Shares or Public Warrants held by any NMSI). The Sponsor is not party to any option, warrant, equity right, purchase right or other contract or commitment that would require the Sponsor to offer, sell, transfer or otherwise offer or dispose of the Acquired Securities, other than this Agreement. All consents, waivers, or releases necessary to effect the transfer of the Acquired Securities to the Purchaser have been obtained, and no further action, consent, or waiver is required from any NMSI or any other person or entity to effect such transfer. No other person or entity, including any NMSI, has any right, title, interest, claim, or entitlement to the Acquired Securities following their sale by the Sponsor to the Purchaser. Furthermore, there are no outstanding agreements, arrangements, or understandings, written or oral, pursuant to which any person or entity, including any NMSI, could assert any right, title, interest, or claim to the Acquired Securities following such sale.

5.5            Entirety of NMSI Interest. Except for the aforementioned interests in the Acquired Securities being transferred to the Purchaser pursuant to this Agreement, none of the NMSI hold, directly or indirectly, any interest in any security of the SPAC other than any Public Units, Public Shares or Public Warrants, nor, does any NMSI have any right to acquire any such interest in any securities of the SPAC.

5.6            Litigation. There is no, and since June 11, 2025, there has not been, any Action pending or, to the knowledge of the Sponsor, threatened in writing against the SPAC. The Sponsor is not subject to or bound by any outstanding Order that is or would reasonably be expected to be, individually or in the aggregate, material to the Sponsor. There are no pending or threatened claims, actions, or proceedings by any NMSI or any other person or entity relating to the Acquired Securities or the proceeds thereof.

5.7           Brokers and Finders. The Sponsor has not engaged any broker or finder or incurred any liability for any financial advisory fee, brokerage fee, commission or finder’s fee, in each case, in connection with this Agreement or the transactions contemplated hereby.

5.8           Entire Equity Securities. The Acquired Securities, as described in the Recitals constitute one hundred percent (100%) of the Equity Securities owned of record or beneficially by the Sponsor. Neither the Sponsor, nor, any member of the Sponsor, including any NMSI, nor, any officer or director of the SPAC, nor any of their respective affiliates, owns of record or beneficially any other securities of the SPAC (other than any Public Units, Public Shares or Public Warrants) and none of them has any direct or indirect right to receive or acquire any additional securities of the SPAC.

5.9           SPAC Representations and Warranties. To the knowledge of the Sponsor, the representations and warranties of the SPAC set forth in Section 4 are true and correct.

5.10         EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE PURCHASER OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA, IF ANY), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTION 4 (IN THE CASE OF THE SPAC) OR THIS SECTION 5 (IN THE CASE OF THE SPONSOR), NONE OF THE SPAC, THE SPONSOR OR ANY OTHER PERSON MAKES, AND EACH OF THE SPAC AND THE SPONSOR EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH OR OTHERWISE RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

6.             Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the SPAC and the Sponsor as of the date hereof and as of the Closing as follows:

6.1            Organization. The Purchaser is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Florida. The Purchaser (a) has the requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as presently conducted and (b) is duly qualified as a foreign company for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, except, in each case, as would not reasonably be expected to prevent or materially delay the Closing.

6.2            Authorization. The Purchaser has all limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company action on the part of the Purchaser. This Agreement, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, except as limited by the General Enforceability Exceptions.

6.3            Non-Contravention; Governmental Approvals. No notices to, filings with, or authorizations, consents or approvals of any Governmental Entity are necessary for the execution or delivery by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated by this Agreement, except for those that would not reasonably be expected to prevent or materially delay the Closing. Neither the execution or delivery by the Purchaser of this Agreement nor the consummation by the Purchaser of the transactions contemplated by this Agreement will (a) conflict with or result in any breach of any provision of the Purchaser’s Organizational Documents, (b) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material Contract to which the Purchaser is a party or (c) violate any applicable Order or Law of any Governmental Entity having jurisdiction over the Purchaser, except, in the case of any of clauses (b) through (c), as would not reasonably be expected to prevent or materially delay the Closing.

6.4            Investment Purpose and Restrictions. The Purchaser is acquiring the Acquired Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations in this Section 6.4, the Purchaser reserves the right to dispose of all or part of such Acquired Securities at any time in accordance with or pursuant to an available exemption under the Securities Act and pursuant to the restrictions set forth in the Insider Letter. The Purchaser acknowledges that such Acquired Securities have not been registered under the Securities Act or any applicable state securities Law.

6.5            Accredited Investor Status. The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act.

6.6            Reliance on Exemptions. The Purchaser understands that the Acquired Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the SPAC and the Sponsor are relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Section 6 in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Acquired Securities.

6.7            Information; Risk. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the SPAC and the Sponsor and other information the Purchaser deemed material to making an informed investment decision regarding its purchase of the Acquired Securities, which have been requested by the Purchaser and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the SPAC and the Sponsor concerning the terms and conditions of the sale of the Acquired Securities and the merits and risks of investing in the Acquired Securities; (ii) access to information about each of the SPAC and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that each of the SPAC and the Sponsor possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Purchaser has such knowledge, sophistication and experience in investing, business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in such membership interest and has so evaluated the merits and risks of such investment. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of such membership interest. Without limiting the foregoing, the Purchaser has carefully considered the potential risks relating to the investment in the SPAC, and fully understands that the Acquired Securities are a speculative investment that involves a high degree of risk of loss of the Purchaser’s entire investment and the Purchaser is able to bear the economic risk of an investment in the Acquired Securities and, at the present time, is able to afford a complete loss of such investment.

6.8            Brokers and Finders. There is no Person acting on behalf of the Purchaser who is entitled to or has any claim for any financial advisory, brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby for which the SPAC or the Sponsor would be liable prior to the Closing.

6.9            EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS SECTION 6, NONE OF THE PURCHASER OR ANY OTHER PERSON MAKES, AND THE PURCHASER EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH OR OTHERWISE RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

7.             Pre-Closing Covenants.

7.1            Conduct of Business of the SPAC and the Sponsor. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Sponsor and the SPAC each shall, except in each case as expressly contemplated by this Agreement, as required by applicable Law or as consented to in writing by the Purchaser, (i) operate the business of the Sponsor and the SPAC in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact the business organization, assets, properties and business relations of the Sponsor and the SPAC.

7.2           SPAC Shares Listing. From the date hereof through the Closing, the SPAC shall use its commercially reasonable efforts to cause the SPAC to remain listed as a public company on, and for the Class A Ordinary Shares, Public Units and Public Warrants to be listed on, Nasdaq.

7.3            Efforts to Consummate. Subject to the terms and conditions herein provided, each of the Parties shall use commercially reasonable efforts to consummate the transactions contemplated by this Agreement. Each Party shall promptly inform the other Party of any communication between any such Party, on the one hand, and any Governmental Entity, on the other hand, regarding any of the transactions contemplated by this Agreement.

7.4            Termination of Related Party Contracts; Certain Commercial Agreements. Prior to the Closing, the Sponsor and the SPAC shall each terminate (i) all SPAC Related Party Contracts with no further liability to the SPAC, (ii) terminate all commercial arrangements, Contracts and agreements with any third party (the “Terminated Commercial Arrangements”) and make any payments due thereunder such that there is no further liability to the SPAC, respectively, and (iii) settle all debts and liabilities of the SPAC (including by using cash in the operating account of either the Sponsor or the SPAC), following the settlement and termination of the liabilities contemplated by this Section 7.4, to the knowledge of the SPAC, the SPAC shall have no further liabilities.

7.5            Public Announcements. Except as required by Law or the rules or regulations of Nasdaq, prior to the Closing, none of the Purchaser, the SPAC, the Sponsor nor any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Purchaser or the SPAC, as applicable, which consent shall not be unreasonably withheld, conditioned or delayed.

7.6            Survival of Representations and Warranties.

7.6.1            Survival of Certain Sponsor Representations and Warranties. The representations and warranties of the Sponsor set forth in Sections 5.2 (Authorization), 5.3 (Non-Contravention; Governmental Approvals), 5.4 (Title to Acquired Securities), 5.5 (Entirety of NMSI Interest), 5.6 (Litigation), and 5.8 (Entire Equity Securities) shall survive the Closing and remain in full force and effect following the Closing.

7.6.2            No Survival of Other Representations and Warranties. Except as expressly provided in Section 7.6.1, and except in each case for fraud, all other representations or warranties in this Agreement or in any document or instrument delivered pursuant to this Agreement, shall terminate upon, and not survive, the Closing, and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate be extinguished at the Closing.

7.6.3            Survival of Required Covenants. Notwithstanding the foregoing, neither this Section 7.6 nor anything else in this Agreement to the contrary shall limit the survival of any covenant or agreement of the Parties which by its terms is required to be performed or complied with in whole or in part at, as of or after the Closing, which covenants and agreements shall survive the Closing in accordance with their respective terms.

7.7           D&O Insurance. The Sponsor shall not, and shall cause the SPAC not to, cancel, modify, run off, or impair the current prepaid and noncancellable D&O insurance policy with Lockton Companies LLC, which shall remain in full force and effect at all times through the Closing.

7.8            Waiver by Parties to Insider Letter. The SPAC, the Sponsor and existing officers and directors of the SPAC who are parties to the Insider Letter shall, and shall cause all other parties to the Insider Letter to, execute a waiver to certain requirements of the Insider Letter such that the Purchaser shall not be required to execute a joinder or become a party to the Letter Agreement as a condition to the transfer of Shares to the Purchaser or as a result of the consummation of the transactions provided for by this Agreement.

7.9            Payment to NMSI. Notwithstanding anything to the contrary in this Agreement, the Parties agree that any and all payments, distributions, or other consideration due or payable to the NMSI in connection with the transfer, assignment, or disposition of any securities subject to this Agreement, including but not limited to any amounts due to the NMSI with respect to the Acquired Securities or related membership interests in the Sponsor, shall be the sole responsibility and obligation of the Sponsor. Under no circumstances shall the Purchaser or the SPAC be required to make any payment or provide any consideration to the NMSI in connection with the transactions contemplated by this Agreement after the Closing, and the Sponsor shall indemnify and hold harmless the Purchaser and the SPAC from and against any claims, demands, or liabilities asserted by the NMSI with respect to any such payment or consideration.

8.             Post-Closing Covenants.

8.1            Name Change. Prior to obtaining requisite shareholder approval by way of a special resolution passed by the shareholders at a duly convened general meeting of the SPAC, which the Purchaser will use its reasonable efforts to solicit in connection with soliciting approval of any Business Combination but not before such time, the Purchaser will not cause the SPAC to change its name from “Blue Water Acquisition Corp. III,” which name will belong to the Purchaser.

8.2            Deficient Acquired Securities. If, at any time following the Closing, (a) any of the Acquired Securities delivered to the Purchaser are discovered to be subject to any Liens, encumbrances, claim, right, or interest of any NMSI or any other person or entity (other than those restrictions imposed by the Insider Letter, the Securities Act, or any applicable U.S. state securities laws), (b) any NMSI or other person or entity fails or refuses to relinquish or transfer any right, title, or interest in any Acquired Securities to the Purchaser as required by this Agreement, or (c) for any reason the Purchaser does not receive the full economic, voting, or other rights associated with any Acquired Securities (the “Deficient Acquired Securities”), then the Sponsor shall promptly, at its sole cost and expense, take all actions necessary or appropriate to cause the full and unencumbered transfer of such Deficient Acquired Securities to the Purchaser and to restore to the Purchaser the full economic, voting, and other rights associated with such Deficient Acquired Securities, including, without limitation, enforcing any agreements with any NMSI or other persons, commencing legal proceedings, or delivering substitute securities of the same class and series and with equivalent rights and value. The Purchaser shall, and shall cause the SPAC to, reasonably cooperate with the Sponsor in any such actions.

8.3            Indemnification by Sponsor for NMSI and Third-Party Claims. The Sponsor acknowledges and agrees that, as a material inducement to the Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, the Purchaser is relying on the Sponsor’s representations and warranties that, upon Closing, no NMSI or other person or entity shall have any Lien, encumbrance, right, claim, or interest in or to the Acquired Securities, and that the Purchaser shall receive the full economic, voting, and other rights associated with the Acquired Securities, free and clear of any such Lien, encumbrance, rights, claims, or interests, including any right by any NMSI to receive proceeds from a future transfer or disposition of the Acquired Securities by the Purchaser. The Sponsor shall indemnify, defend, and hold harmless the Purchaser and its affiliates, officers, directors, employees, agents, successors, partners, members, and assigns (collectively, the “Purchaser Indemnitees”) from and against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind (including reasonable attorneys’ fees and costs of enforcing any right to indemnification hereunder) arising out of, resulting from, or relating to:

8.3.1            any breach of the representations and warranties made in this Agreement that survive the Closing, or for any claim, demand, action or proceeding that is brought that alleges facts, which if true, would constitute a breach of such representations and warranties;

8.3.2            any claim, demand, action, or proceeding by any NMSI or any other person or entity asserting any Lien, encumbrance, right, title, interest, or claim to any of the Acquired Securities or the right to receive from the Purchaser any proceeds from a future transfer or disposition of the Acquired Securities by the Purchaser, or otherwise challenging the Purchaser’s ownership, rights, or entitlement to the full economic, voting, and other benefits of the Acquired Securities;

8.3.3            any failure by the Sponsor to deliver the Acquired Securities to the Purchaser free and clear of all Liens, encumbrances, claims, or interests (other than those imposed by applicable securities laws or the Insider Letter);

8.3.4            any breach by the Sponsor of any covenant or agreement contained in this Agreement; and

8.3.5            any act or omission of the Sponsor or its Affiliates prior to the Closing relating to the Acquired Securities or the SPAC that gives rise to any claim, demand, or liability against the Purchaser or the Acquired Securities.

The indemnification obligations of the Sponsor under this Section 8.3 shall survive the Closing and shall not be subject to any limitation of liability, cap, basket, or exclusion of consequential, indirect, or punitive damages. The Sponsor shall advance defense costs as incurred and shall have a duty to defend the Purchaser Indemnitees against any such claims. Notwithstanding anything to the contrary in this Agreement, no Purchaser Indemnitee shall have any obligation or liability under this Section 8.3, and no indemnifying party shall seek, assert or be entitled to any right of contribution, reimbursement or subrogation from or against any Purchaser Indemnitee with respect to any indemnifiable Losses covered by this Section 8.3.

8.4            No Member Obligations of Purchaser. For the avoidance of doubt, notwithstanding any purchase by the Purchaser of any membership interests in the Sponsor (including any Class A units) or any resulting status of the Purchaser or its Affiliates due to any acquisition of such membership interests of the Sponsor, the Purchaser does not assume, succeed to, guarantee or otherwise become liable for any obligations, liabilities, covenants or agreements of the Sponsor or any of its members under this Agreement or otherwise. All obligations and liabilities of the Sponsor under this Agreement shall be the sole responsibility of the Sponsor (and, as applicable, its members other than the Purchaser), without recourse to the Purchaser or any Purchaser Indemnitee, and no Person shall seek or be entitled to contribution, reimbursement or subrogation from or against the Purchaser or any Purchaser Indemnitee with respect thereto.

8.5            Post-Closing Invoices. If the Sponsor shall receive any invoice addressed to the Sponsor or the SPAC following the Closing, and such invoice relates to expenses incurred by the Sponsor or the SPAC prior to the Closing, and such expenses are not otherwise covered by Section 11, the Sponsor shall give notice of such receipt to the Purchaser within three (3) business days, and the Sponsor shall pay, at its sole cost and expense, the amounts due on such invoice on the terms set forth therein. If the SPAC or the Purchaser shall receive any invoice following the Closing, and such invoice relates to expenses incurred by the Sponsor or the SPAC prior to the Closing, and such expenses are not otherwise covered by Section 11, the Purchaser shall give notice of such receipt to the Sponsor within three (3) business days, and the Sponsor shall pay, at its sole cost and expenses, the amounts due on such invoice on the terms set forth therein.

9.            Closing Conditions.

9.1            Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists of the condition that no Order or Law issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

9.2            Conditions to the Obligation of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Purchaser of the following further conditions:

9.2.1            The SPAC Fundamental Representations shall be true and correct in all respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date) and the representations and warranties of set forth in Section 4 (other than the SPAC Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Material Adverse Effect;

9.2.2            The Sponsor Fundamental Representations shall be true and correct in all respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date) and the representations and warranties of set forth in Section 5 (other than the Sponsor Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Material Adverse Effect;

9.2.3            the SPAC and the Sponsor shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the SPAC and the Sponsor under this Agreement at or prior to the Closing, as applicable;

9.2.4            since the date of this Agreement, no Material Adverse Effect has occurred;

9.2.5            the SPAC shall continue to be listed on Nasdaq through the Closing;

9.2.6            the SPAC shall hold $0 in cash or cash equivalents, exclusive of the Trust Account, after payment of all outstanding liabilities of the SPAC as of the date of the Closing, including all liabilities to the Sponsor and the NMSI through the Closing; and

9.2.7            the SPAC and the Sponsor shall have delivered the deliverables required under Section 2.3.

9.3            Conditions to the Obligation of the SPAC and the Sponsor. The obligations of the SPAC and the Sponsor to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Purchaser of the following further conditions:

9.3.1            the representations and warranties of the Purchaser contained in Section 6 shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, has not had or would not reasonably be expected to have material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby;

9.3.2            the Purchaser shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Purchaser under this Agreement at or prior to the Closing; and

9.3.3            the Purchaser shall have delivered the deliverables required under Section 2.4.

10.           Termination.

10.1         This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned (i) prior to the Closing by mutual written consent of the Purchaser and the Sponsor, (ii) by a non-breaching Party upon a material breach of this Agreement by another Party with five business days prior written notice or (iii) by written notice if any of the conditions to closing as set forth in Section 9 have not been satisfied or waived by December 1, 2025.

10.2         Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this entire Agreement shall forthwith become void (and there shall be no liability or obligation on the part of the Parties and their respective Representatives) with the exception of this Section 10.2, Sections 12 through 22 and Section 1 (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 10.1 shall not affect any liability on the part of any Party for any willful and material breach of any covenant or agreement set forth in this Agreement prior to such termination or fraud.

11.           Fees and Expenses. The Purchaser, the Sponsor and the SPAC shall pay for their own legal expenses in connection with the transactions contemplated by this Agreement. The Purchaser and the SPAC shall not be liable or responsible for the legal expenses of the NMSI, if any.

12.           Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

13.            Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

14.            No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

15.            Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the New York State Unified Courts, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of New York (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

16.            WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

17.            Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either Party, unless mutually approved in writing.

18.            Counterparts. This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document. The Parties agree that this Agreement may be executed and delivered by electronic means, including by PDF, facsimile, or via an electronic signature service (e.g., DocuSign), and that such execution and delivery shall have the same force and effect as an original handwritten signature. Each Party agrees that it will not contest the validity or enforceability of this Agreement solely because it has been executed by electronic means. The Parties further agree that electronically stored copies of this Agreement shall be deemed to be originals and admissible as evidence of the contents hereof.

19.            Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email or other electronic means, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice).

If to the Purchaser:	Yorkville BW Acquisition Sponsor, LLC 1012 Springfield Ave. Mountainside, NJ 07092 Attn: Troy Rillo

With a copy to:	DLA Piper LLP US 555 Mission St #2400, San Francisco, CA 94105 Attn: Jeffrey C. Selman

If to the SPAC:	Blue Water Acquisition Corp. III 15 E. Putnam Avenue, Suite 363 Greenwich, CT 06830 Attn: Joseph Hernandez, Chief Executive Officer

If to the Sponsor:	Blue Water Acquisition III LLC 15 E. Putnam Avenue, Suite 363 Greenwich, CT 06830 Attn: Joseph Hernandez, Managing Member

With a copy to (which shall not constitute notice):

Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Attn: Mitchell S. Nussbaum

20.            Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

21.            Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

22.            Further Assurances.

22.1         Assurances by All Parties. The Parties shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the Transaction contemplated by this Agreement as soon as reasonably practicable, including, but not limited to, (i) upon reasonable request by another Party, executing and delivering any additional documents deemed by the requesting Party to be necessary or desirable to complete the Purchase contemplated hereby, (ii) preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings, and (iii) payment by the Sponsor of any invoices of the SPAC that are outstanding, but unpaid, as of the Closing Date.

22.2          Assurances by the Sponsor. The Sponsor covenants and agrees to take all actions and execute all documents necessary or desirable, at its sole cost and expense, to ensure that the Purchaser receives the full economic, voting, and other rights associated with the Acquired Securities, including, without limitation, enforcing any rights or agreements against any NMSI or other person or entity who asserts or may assert any right, title, interest, or claim to the Acquired Securities, and to otherwise provide the Purchaser with the full benefit of its bargain under this Agreement.

23.            Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered, all as of the Effective Date.

PURCHASER:

YORKVILLE BW ACQUISITION SPONSOR, LLC

By:	YA II PN,Ltd.
Its:	Sole Member and Manager

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ Troy Rillo
Name:	Troy Rillo
Title:	Partner

SPAC:

BLUE WATER ACQUISITION CORP. III

By:	/s/ Joseph Hernandez
Name:	Joseph Hernandez
Title:	Chief Executive Officer

SPONSOR:

BLUE WATER ACQUISITION III, LLC

By:	/s/ Joseph Hernandez
Name:	Joseph Hernandez
Title:	Managing Member

EXHIBIT A

SPAC Invoices

[***]

EXHIBIT B

Side Letter between Purchaser and SPAC

Attached

SCHEDULE I

Indirect Interests of the NMSI in the Acquired Securities

[***]

SCHEDULE II

Resigning Officers and Directors

Joseph Hernandez – Chief Executive Officer and Chairman of the Board of Directors

Martha F. Ross – Chief Financial Officer

Timothy N. Coulson – Director

Trevor L. Hawkins – Director

Ish S. Dugal – Director

Laurent D. Hermouet – Director

SCHEDULE III

Officers and Directors to be Appointed

1.	Directors

a.	Mark Angelo, Chairman
b.	Kevin McGurn
c.	Devin Nunes
d.	Scott Glabe
e.	Mark Hiltwein

2.	Officers

a.	Kevin McGurn, Chief Executive Officer
b.	Troy Rillo, Chief Financial Officer